UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                          (AMENDMENT NO. _____________)
Filed by the Registrant                                                      [X]
Filed by a Party other than the Registrant                                   [_]

Check the appropriate box:
[X]      Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_] Definitive Proxy Statement [_] Definitive Additional Materials [_] Soliciting Material Pursuant to 240.14a-12

                        Hartford HLS Series Fund II, Inc.
          -------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

          -------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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         (2)   Aggregate number of securities to which transaction applies:
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               pursuant to Exchange Act Rule 0-11 (set forth the amount on which
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               paid:

[_]      Fee paid previously by written preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)   Amount Previously Paid:
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

                       HARTFORD HLS SERIES FUND II, INC.,

                                  ON BEHALF OF

                         HARTFORD MIDCAP STOCK HLS FUND



[OCTOBER 2], 2006

HARTFORD MIDCAP STOCK HLS FUND


Dear Hartford HLS Fund Participants:

You are cordially invited to attend a Special Meeting of Shareholders (the "Meeting") of Hartford MidCap Stock HLS Fund (the "Fund"), a series of Hartford HLS Series Fund II, Inc. (the "Company"). The Meeting will take place on November 16, 2006 at 10 a.m. Eastern Time at the offices of HL Investment Advisors, LLC ("HL Advisors"), 200 Hopmeadow Street, Simsbury, Connecticut 06089.

At the Meeting, shareholders will be asked to vote on the matters listed in the attached Notice of Special Meeting of Shareholders. As explained in the enclosed Proxy Statement, the purpose of the Meeting is (i) to vote on the approval of a sub-advisory agreement between HL Advisors, the Fund's investment manager, and Hartford Investment Management Company ("Hartford Investment Management"), an affiliate of HL Advisors, pursuant to which Hartford Investment Management will serve as the sole sub-adviser to the Fund and manage the Fund's assets; and (ii) to transact such other business as may properly come before the Meeting, or any adjournment(s) or postponement(s) thereof.

We request that you complete the enclosed voting instruction card or proxy card for the upcoming Meeting. The Company's Board of Directors has reviewed and approved this proposal and recommends that you vote FOR the proposal. The Proxy Statement provides more information on the proposed sub-advisory agreement. Please read it carefully and return your completed voting instruction card or proxy card in the enclosed, addressed, postage-paid envelope; or take advantage of the telephonic or Internet voting procedures described in the Proxy Statement. YOUR VOTE IS IMPORTANT. If we do not hear from you after a reasonable period of time, you may receive a telephone call from a representative of The Hartford Financial Services Group, Inc. or from our proxy solicitor, MIS, an ADP Company, reminding you to vote your shares.



Very truly yours,


/s/ David M. Znamierowski


David M. Znamierowski
PRESIDENT AND CHIEF EXECUTIVE OFFICER

                              IMPORTANT INFORMATION

 WE ENCOURAGE YOU TO READ THE ENCLOSED PROXY STATEMENT. HOWEVER, WE THOUGHT IT
          WOULD BE HELPFUL TO PROVIDE BRIEF ANSWERS TO SOME QUESTIONS.

Q. 1. WHAT PROPOSALS ARE SHAREHOLDERS BEING ASKED TO CONSIDER AT THE UPCOMING SPECIAL MEETING?

A. 1. Shareholders of Hartford MidCap Stock HLS Fund (the "Fund"), a series of Hartford HLS Series Fund II, Inc. (the "Company"), are being asked to consider one proposal (the "Proposal"): to approve a proposed sub-advisory agreement (the "Proposed Agreement") between HL Investment Advisors, LLC ("HL Advisors"), the Fund's investment manager, and Hartford Investment Management Company ("Hartford Investment Management"), an affiliate of HL Advisors, pursuant to which Hartford Investment Management will serve as the sole sub-adviser to the Fund and manage the Fund's assets. The agreement ("Current Agreement") between HL Advisors and Northern Capital Management, LLC ("Northern Capital"), the Fund's current sub-adviser, will be terminated, subject to the approval of the Proposed Agreement by shareholders.

Q. 2. HOW WILL REPLACING NORTHERN CAPITAL WITH HARTFORD INVESTMENT MANAGEMENT AS THE NEW SUB-ADVISER BENEFIT THE FUND AND ITS SHAREHOLDERS?

A. 2. The appointment of Hartford Investment Management as the new sub-adviser is expected to benefit Fund shareholders by: (1) reducing costs, due to the proposed lower management fee schedule; (2) providing access to a talented and experienced portfolio manager; and (3) increasing the potential for economies of scale by providing greater opportunities for additional asset growth.

Q. 3. WHY ARE SHAREHOLDERS BEING ASKED TO APPROVE A NEW SUB-ADVISORY AGREEMENT WITH HARTFORD INVESTMENT MANAGEMENT?

A. 3. Certain laws governing mutual funds require a fund to obtain shareholder approval before entering into a new advisory or sub-advisory agreement. The Fund operates pursuant to an order from the U.S. Securities and Exchange Commission that permits its investment manager to implement new investment sub-advisory agreements with sub-advisers for the Fund with the approval of the Fund's Board of Directors but without shareholder approval, provided those sub-advisers are not affiliated with the investment manager (the "Order"). Under the Order, the investment manager may not enter into a sub-advisory agreement with a sub-adviser that is an "affiliated person," as defined in the Investment Company Act of 1940, as amended, of the Fund or the investment manager without that sub-advisory agreement being approved by Fund shareholders. Because Hartford Investment Management is affiliated with HL Advisors, shareholder approval of the proposed sub-advisory agreement is required.

Q. 4. WILL THE FUND'S INVESTMENT GOAL CHANGE IF THE PROPOSAL IS APPROVED?

A. 4. Yes. The Fund's current investment goal is to seek total investment returns, including capital appreciation and income, that consistently outperform the Standard & Poor's 400 MidCap Index ("S&P MidCap Index"). If the Proposal is approved, the Fund's investment goal will change to a goal of seeking long-term growth of capital. In addition, the Fund's name will be changed to Hartford MidCap Growth HLS Fund.

      If the Proposal is approved, the Fund will continue to seek to achieve its goal by investing at least 80% of its assets in common stocks of mid-capitalization companies. The Fund currently defines mid-capitalization companies as companies that have market values between $1 billion and $12 billion. If the Proposal is approved, the Fund will define mid-capitalization companies as companies with market capitalizations within the collective range of the Russell MidCap Growth and S&P MidCap Indices. As of March 31, 2006, this range was between $453 million and $23.535 billion.

      Currently, the Fund measures its performance against the S&P MidCap Index. If the Proposal is approved, the Russell MidCap Growth Index will be added as an additional benchmark. Hartford Investment Management will use different strategies to achieve the Fund's investment goal than Northern

Capital, the Fund's current sub-adviser, uses. Please refer to the enclosed Proxy Statement for information regarding Hartford Investment Management's investment approach.

Q. 5. WILL THE PROPOSAL RESULT IN HIGHER FUND EXPENSES?

A. 5. No. The Proposal will not increase Fund expenses. If the Proposal is approved, HL Advisors will permanently reduce the Fund's investment advisory fee schedule. The proposed fee schedule, together with the proposed breakpoint schedule, have the effect of lowering fees to be paid by the Fund on assets up to $250 million, and on asset levels above $500 million. On asset levels between $250 million and $500 million, the Fund would pay the same fees under the proposed fee schedule as under the current schedule. HL Advisors will be responsible for paying the sub-advisory fee to Hartford Investment Management. The Fund's other fees are expected to remain the same. Please refer to the Proxy Statement for further information regarding the investment advisory fee schedule.

Q. 6. HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSAL?

A. 6. Yes. The Board of Directors has reviewed and approved the Proposal. The Board recommends that you vote FOR the Proposal.

Q. 7. HOW CAN I VOTE?

A. 7. You can vote:

      o By mail: complete and return your proxy card in the enclosed pre-addressed postage-paid envelope.

      o By telephone: call the toll-free number listed on your proxy card and follow the recorded instructions.

      o By Internet: log on to the website listed on your proxy card and follow the on-screen instructions.

      Whichever method you choose, please take the time to read the Proxy Statement before you vote.

Q. 8. WHEN SHOULD I VOTE?

A. 8. Please vote as soon as possible. Representatives of The Hartford Financial Services, Inc. ("The Hartford") or MIS, an ADP Company, a firm authorized by The Hartford to assist in the solicitation of proxies, may be contacting you to urge you to vote on this important matter.

Q. 9. WHERE CAN I OBTAIN ADDITIONAL INFORMATION ABOUT THIS PROXY STATEMENT?

A. 9. For information about voting, please call toll free 1-877-333-2297. To view the Hartford HLS Funds Annual Report for the year ended December 31, 2005, the Hartford HLS Funds Semi-Annual Report for the period ended June 30, 2006, or a copy of this Proxy Statement, or to obtain additional information about the Proxy Statement:

      o For variable life and annuity owners, please go to www.hartfordinvestor.com (see "Your Vote Counts! Get Your 2006 Proxy Information" under "Points of Interest" on or after [October 9], 2006).

      o Or call: 1-800-800-2000 (if you are a Union-Securities variable life insurance policy owner); [or 1-877-836-5854 (if you are a representative or owner of any other qualified retirement plan not administered by Hartford).]

--------------------------------------------------------------------------------
         THE ATTACHED PROXY STATEMENT CONTAINS MORE DETAILED INFORMATION
                 ABOUT THE PROPOSAL. PLEASE READ IT CAREFULLY.
--------------------------------------------------------------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

         A Special Meeting of Shareholders (the "Meeting") of Hartford MidCap Stock HLS Fund (the "Fund") a series of Hartford HLS Series Fund II, Inc. (the "Company"), will take place on November 16, 2006 at 10 a.m. Eastern Time at the offices of HL Investment Advisors, LLC ("HL Advisors"), 200 Hopmeadow Street, Simsbury, Connecticut 06089 for the following purposes:

         1. To approve a sub-advisory agreement between HL Advisors, the Fund's investment manager, and Hartford Investment Management Company ("Hartford Investment Management"), an affiliate of HL Advisors, pursuant to which Hartford Investment Management will serve as the sole sub-adviser of the Fund and manage the Fund's assets; and

         2. To transact such other additional matters as may properly come before the Meeting.

         The Board of Directors of the Company recommends that you vote FOR the proposal listed in this notice. Shareholders of record on September 8, 2006 are entitled to notice of and to vote at the Meeting.

         The Fund issues and sells its shares to separate accounts of certain insurance companies (the "Separate Accounts") and to qualified retirement plans (the "Retirement Plans"). The Separate Accounts hold shares of the Fund, which is a vehicle for funding benefits under flexible premium deferred variable annuity contracts or flexible premium variable life insurance contracts that are issued by insurance companies. As the owners of the assets held in the Separate Accounts, the insurance companies, as well as the Retirement Plans, are the shareholders of the Fund and are entitled to vote their shares. Pursuant to applicable laws, the insurance companies vote outstanding shares of the Fund in accordance with instructions received from the owners of the annuity and life insurance contracts. In addition to the shareholders of the Fund, this Notice is being delivered to annuity and life insurance contract owners who do not invest directly in or hold shares of the Fund, but who, by virtue of their ownership of the contracts, have a beneficial interest in the Fund as of the record date, so that they may instruct the insurance companies how to vote the shares of the Fund that underlies their contracts. Retirement Plan fiduciaries should forward the proxy materials (or arrange to have the proxy materials forwarded) to the appropriate plan participants and beneficiaries as required by applicable law and the plan documents governing the plan.

         Please read the enclosed Proxy Statement carefully for information concerning the proposal to be placed before the Meeting or any adjournments or postponements thereof. Additional matters would include only matters that were not anticipated as of the date of the enclosed Proxy Statement.

         YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN, SIGN, DATE, AND MAIL THE ENCLOSED VOTING INSTRUCTION CARD OR PROXY CARD AS PROMPTLY AS POSSIBLE, OR TAKE ADVANTAGE OF THE TELEPHONIC OR INTERNET VOTING PROCEDURES DESCRIBED IN THE PROXY STATEMENT, IN ORDER TO SAVE ANY FURTHER SOLICITATION EXPENSE. AN ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED.

                                            By order of the Board of Directors,

                                            /s/ Edward P. Macdonald

                                            Edward P. Macdonald
                                            Secretary
[October 2], 2006

                        HARTFORD HLS SERIES FUND II, INC.
                              200 HOPMEADOW STREET
                           SIMSBURY, CONNECTICUT 06089

                         HARTFORD MIDCAP STOCK HLS FUND
                                  (THE "FUND")

                                 PROXY STATEMENT
                                [October 2], 2006

         This proxy statement is furnished in connection with a solicitation of proxies made by and on behalf of the Board of Directors (the "Board") of Hartford HLS Series Fund II, Inc. (the "Company"), in connection with the Special Meeting of Shareholders (the "Meeting") of Hartford MidCap Stock HLS Fund (the "Fund"), to be held November 16, 2006, at 10 a.m., Eastern Time, at the offices of HL Investment Advisors, LLC ("HL Advisors"), 200 Hopmeadow Street, Simsbury, Connecticut 06089, and at any adjournment(s) or postponement(s) of the Meeting.

         The purpose of the Meeting is set forth in the accompanying Notice. The approximate mailing date of this Proxy Statement is [October 2], 2006. The costs of solicitation, including the cost of preparing and mailing the Notice of the Special Meeting of Shareholders and this Proxy Statement, will be paid by HL Advisors, the Fund's investment manager. Representatives of The Hartford Financial Services Group, Inc. ("The Hartford") or MIS, an ADP Company ("MIS"), a firm authorized by The Hartford to assist in the solicitation of proxies and voting instructions, may contact you to solicit your proxy by mail or by telephone. As the meeting date approaches, certain Contract Owners, as defined below, and shareholders of the Fund may receive a telephone call from a representative of MIS if their votes have not yet been received. Proxies and voting instructions that are obtained telephonically will be recorded in accordance with the procedures described below. These procedures are reasonably designed to ensure that both the identity of the Contract Owner or shareholder casting the vote and the voting instructions of the Contract Owner or shareholder are accurately determined.

         HL Advisors, the Fund's investment manager, and Hartford Life Insurance Company ("Hartford Life"), the administrator for the Fund, are principally located at 200 Hopmeadow Street, Simsbury, Connecticut 06089. Hartford Securities Distribution Company, Inc., 200 Hopmeadow Street, Simsbury, Connecticut 06089, acts as the Fund's principal underwriter.

         The Fund issues and sells its shares to separate accounts of various insurance companies (the "Separate Accounts") and certain qualified retirement plans (the "Retirement Plans"). The insurance companies and the Retirement Plans are the shareholders of the Fund. The Separate Accounts hold shares of the Fund, which is a vehicle for funding benefits under flexible premium deferred variable annuity contracts or flexible premium variable life insurance contracts which are issued by the insurance companies. Each Separate Account has subaccounts, some of which invest in the Fund and certain other mutual funds. Owners of the variable annuity and variable life insurance contracts issued by these insurance companies ("Contract Owners") allocate the value of their contracts among these subaccounts. Although the insurance companies are the owners of the assets held in the Separate Accounts, the Contract Owners may be indirect participants in the Fund. Under applicable law, the participating insurance companies provide pass-through voting privileges to the Contract Owners. Contract Owners are asked to complete a voting instruction card, instructing their respective insurance companies on how to vote the shares in which they are the indirect participants.

         If you own shares beneficially through a Retirement Plan, you should contact the plan sponsor, trustee, or other administrator for information regarding your right to provide instructions as to the voting of

Fund shares. If you are a Retirement Plan sponsor, trustee, or other administrator and are authorized to vote shares held by a Retirement Plan, please complete the enclosed proxy card and return it in the enclosed envelope.

         Contract Owners may revoke their voting instructions at any time until the voting results are announced at the Meeting by either submitting another voting instruction card or submitting prior written notice of their revocation to their respective insurance company. Shareholders may revoke authority to vote their shares by submitting another proxy or submitting written notice of revocation to the Secretary of the Company. Unless revoked, properly executed voting instruction cards or proxy cards that have been returned by Contract Owners or shareholders without instructions will be voted "FOR" the proposal to approve a sub-advisory agreement between HL Advisors and Hartford Investment Management Company ("Hartford Investment Management") pursuant to which Hartford Investment Management will serve as the sole sub-adviser of the Fund and manage the Fund's assets (the "Proposal"). In instances where choices are specified by the Contract Owners or shareholders in the voting instruction cards or proxy cards, those Contract Owners' or shareholders' votes will be voted or the votes will be withheld in accordance with the Contract Owners' or shareholders' choices. Votes of Contract Owners for which no voting instructions are received will be voted by an insurance company in the same proportion as the votes of Contract Owners for which voting instructions are received by such insurance company. Votes can be cast to approve or disapprove the Proposal. Abstentions and broker non-votes (proxy cards received by the Company from brokers or nominees when the broker or nominee has not received instructions from the beneficial owner or other persons entitled to vote and has no discretion to vote on a particular matter) will be counted as present for purposes of determining whether a quorum of shares is present at the Meeting, and will have the same effect as a vote "AGAINST" the Proposal. So far as the Board is aware, no matters other than those described in this Proxy Statement will be acted upon at the Meeting. Should any other matters properly come before the Meeting calling for a vote of shareholders, the persons named as proxies intend to vote upon such matters according to their best judgment.

         Contract Owners and shareholders may vote by completing and returning the enclosed voting instruction card or proxy card. Contract Owners and shareholders may also vote by touchtone telephone or by Internet, by following the instructions on the proxy card. To vote by Internet or by telephone, a Contract Owner or shareholder will need the "control number" that appears on the proxy card. After inputting this number, the Contract Owner or shareholder will be prompted to provide their voting instructions on the Proposal. Contract Owners and shareholders will have an opportunity to review the voting instructions and make any necessary changes before submitting the voting instructions and terminating the telephone call or Internet link.

         In all cases where a telephonic proxy or voting instructions are solicited by MIS, the MIS representative is required to ask for each Contract Owner's or shareholder's full name and address, or the zip code or employer identification number, and to confirm that the Contract Owner or shareholder has received the proxy materials in the mail. If the Contract Owner or shareholder is a corporation or other entity, the MIS representative is required to ask for the person's title and for confirmation that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information previously provided to MIS, then the MIS representative will explain the proxy voting process, read the Proposal listed on the proxy card and ask for the Contract Owner's or shareholder's instructions on the Proposal. Although the MIS representative is permitted to answer questions about the process, he or she is not permitted to recommend to the Contract Owner or shareholder how to vote, other than to read any recommendation set forth in this Proxy Statement. The MIS representative will record the Contract Owner's or shareholder's instructions on the card. Within 72 hours, the Contract Owner or shareholder will be sent a letter or mailgram to confirm his or her vote and asking the Contract Owner or shareholder to call the MIS representative immediately if his or her instructions are not correctly reflected in the confirmation.

         Although a Contract Owner's or shareholder's vote may be solicited and taken by telephone, each Contract Owner and shareholder will also receive a copy of this Proxy Statement and may vote by mail using the enclosed proxy card or voting instruction card, or by touchtone telephone or the Internet as set forth on the voting instruction and proxy cards. The last proxy vote received in time to be voted, whether by voting instruction card or proxy card, touchtone telephone or Internet, will be the vote that is counted and will revoke all previous votes by the Contract Owner or shareholder.

         Only those shareholders owning shares as of the close of business on September 8, 2006 (the "Record Date") may vote at the Meeting or any adjournment(s) or postponement(s) of the Meeting. There were 4,416,330.25 issued and outstanding shares of the Fund as of the Record Date. Each full share outstanding is entitled to one vote, and each fractional share outstanding is entitled to a proportionate share of one vote. As a shareholder, you will not have appraisal rights in connection with the Proposal described in this Proxy Statement.

         The presence, either in person or by proxy, of shareholders owning a majority of shares of the Fund entitled to vote at the Meeting shall constitute a quorum. Because Hartford Life and its affiliates are the majority shareholders of the Fund, their presence at the Meeting in person or proxy will meet the quorum requirement. If a quorum is present but sufficient votes to approve any proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of votes. Because Hartford Life and its affiliates will vote their shares of the Fund in the same proportion as votes submitted by Contract Owners, it is possible that a small number of Contract Owners can determine the outcome of a matter submitted to shareholders. In determining whether to adjourn the Meeting, the following factors may be considered: the nature of the proposals that are the subject of the Meeting, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation, and the information to be provided to shareholders with respect to the reasons for the solicitation. Any adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. A shareholder vote may be taken for the Proposal in this Proxy Statement prior to any adjournment provided that there is a quorum. If the Proposal receives a sufficient number of votes for approval prior to any adjournment, the Proposal shall be deemed adopted and shall not require any further shareholder approval at any adjournment or otherwise.

                                    PROPOSAL

                      APPROVAL OF A SUB-ADVISORY AGREEMENT
                   WITH HARTFORD INVESTMENT MANAGEMENT COMPANY

                                GENERAL OVERVIEW

         The Board is asking shareholders to vote on a proposal to approve, with respect to Hartford MidCap Stock HLS Fund (the "Fund"), a sub-advisory agreement between HL Investment Advisors, LLC ("HL Advisors") and Hartford Investment Management Company ("Hartford Investment Management") (the "Proposed Agreement"), pursuant to which Hartford Investment Management will serve as the sole sub-adviser to the Fund and will provide investment sub-advisory services to the Fund with respect to the Fund's assets.(1)

         HL Advisors serves as the Fund's investment manager pursuant to an investment management agreement between HL Advisors and the Company on behalf of the Fund, approved by Fund shareholders on [May 31, 2001], as part of the reorganization of the series of Fortis Series Fund, Inc. into series of the Company. Pursuant to the investment management agreement, HL Advisors establishes the Fund's investment program and selects, supervises and evaluates the sub-adviser who, in turn, makes the Fund's investment decisions, subject to the oversight of the Fund's Board. HL Advisors recommends sub-adviser(s) it believes will provide the Fund with high quality investment services. HL Advisors is also responsible for the overall monitoring of the Fund's sub-adviser(s). HL Advisors does not make the day-to-day investment management decisions for the Fund.

         Northern Capital Management, LLC ("Northern Capital") currently serves as the Fund's sole sub-adviser. Northern Capital is not affiliated with HL Advisors and discharges its responsibilities subject to HL Advisors' oversight and supervision. Northern Capital is paid by HL Advisors, and not by the Fund, from the investment management fees HL Advisors receives from the Fund.

         HL Advisors recommended that the Board approve the engagement of Hartford Investment Management to serve as the sole sub-adviser to the Fund and the termination of the current agreement with Northern Capital ("Current Agreement"), the Fund's current sub-adviser, contingent upon shareholder approval of the Proposed Agreement. HL Advisors believes that replacing Northern Capital with Hartford Investment Management as sub-adviser to the Fund will benefit Fund shareholders by : (1) reducing costs, due to the proposed lower management fee schedule; (2) providing access to a talented and experienced portfolio manager; and (3) increasing the potential for economies of scale by providing greater opportunities for additional asset growth. If the Proposal is approved, HL Advisors will permanently reduce the Fund's investment advisory fee schedule. The proposed fee schedule, together with the proposed breakpoint schedule, have the effect of lowering fees to be paid by the Fund on assets up to $250 million, and on asset levels above $500 million. On asset levels between $250 million and $500 million, the Fund would pay the same fees under the proposed fee schedule as under the current schedule. By replacing Northern Capital with Hartford Investment Management, which will operate at cost, HL Advisors will be in a position to manage the Fund at a reduced management fee. HL Advisors made the recommendation to appoint Hartford Investment Management as sub-adviser to the Fund based on its confidence in Hartford Investment Management and in the investment expertise of the portfolio management team that will manage the Fund. Finally, HL Advisors believes that replacing Northern Capital with Hartford Investment Management will enable the Fund to gain greater acceptance among potential investors, resulting in increased opportunities for growth.



--------------------------
(1) Hartford Investment Management currently serves as sub-adviser to several other funds advised by HL Advisors pursuant to the same Agreement. Pursuant to its terms, and subject to approval by the relevant fund shareholders, the Agreement may be modified from time to time to apply to additional funds for which Hartford Investment Management will serve as sub-adviser. If the Agreement is approved on behalf of the Fund by the Fund's shareholders, HL Advisors and Hartford Investment Management will amend the Agreement to extend it to the Fund.

         There are certain potential conflicts of interest raised by HL Advisors' recommendation to appoint its affiliate, Hartford Investment Management, to replace Northern Capital, an unaffiliated manager for the Fund. This action has the potential to provide substantial future benefits to HL Advisors. For example, appointing Hartford Investment Management, which charges HL Advisors at cost rather than at a market rate, is expected to increase profitability to HL Advisors over time, as the cost of obtaining Hartford Investment Management's services is spread over additional assets under management. However, HL Advisors believes that the appointment of Hartford Investment Management to replace Northern Capital as the Fund's sub-adviser is in the best interests of shareholders, for the reasons set forth above. In addition, the proposed fee schedule, which provides for a reduction in the investment advisory fee paid by the Fund at certain asset levels, serves to mitigate these potential conflicts of interest and will provide a long term benefit to Fund shareholders.

         The Board, including a majority of those Directors who are not "interested persons" of the Fund (as that term is defined in the Investment Company Act of 1940, as amended, (the "1940 Act")), the Company or the investment manager ("Independent Directors"), approved HL Advisors' proposal to enter into the Proposed Agreement. The Proposed Agreement is subject to approval by the Fund's shareholders. More information about the Board's considerations is set forth under "Board of Directors' Considerations."

         The 1940 Act requires a fund to obtain shareholder approval of any investment advisory or investment sub-advisory agreement. The Company has received, and shareholders have approved reliance upon, an exemptive order from the U.S. Securities and Exchange Commission that permits HL Advisors to implement new investment sub-advisory agreements with sub-advisers for the Fund and to make changes to existing investment sub-advisory agreements with the approval of the Board but without shareholder approval (the "Order"), as long as the sub-adviser is not an affiliate of HL Advisors. The Order does not eliminate the shareholder approval requirement where HL Advisors hires an affiliated person to serve as sub-adviser to the Fund. Since Hartford Investment Management is a subsidiary of The Hartford, which also controls HL Advisors, Hartford Investment Management is affiliated with HL Advisors. Therefore, shareholder approval of the Proposed Agreement, which is described more fully below, is required. The Board recommends that you vote FOR the Proposal.


               DESCRIPTION OF PROPOSED AGREEMENT AND COMPARISON TO
                                CURRENT AGREEMENT

THE FOLLOWING DISCUSSION OF THE TERMS OF THE PROPOSED AGREEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PROPOSED AGREEMENT, A FORM OF WHICH IS ATTACHED HERETO AS APPENDIX A.

         Under the Proposed Agreement, Hartford Investment Management would serve as the sole sub-adviser and provide investment sub-advisory services to the Fund. HL Advisors' responsibilities as the Fund's investment manager would generally remain unchanged. HL Advisors will continue to be responsible for overseeing and reviewing the performance of the Fund's sub-adviser.

         If the Proposal is approved, and as set forth in the Proposed Agreement, Hartford Investment Management will perform investment management services in conformity with the Company's Articles of Incorporation and By-Laws, each as amended from time to time, the 1940 Act, and other applicable laws. The Proposed Agreement will require Hartford Investment Management to provide advisory services in accordance with the investment objectives, policies and restrictions of the Fund as set forth in the Fund's prospectus and statement of additional information, and in accordance with any investment guidelines or other instructions received in writing from HL Advisors, and subject further to such policies and instructions as the Board or HL Advisors may from time to time establish and deliver to Hartford Investment Management.

         The Proposed Agreement will provide that Hartford Investment Management, in consultation with HL Advisors, as appropriate, would make all determinations with respect to the investment of Fund assets and the purchase or sale of portfolio securities. The Proposed Agreement will require Hartford Investment Management to report to the Board at its regular periodic meetings. These reports would cover Hartford Investment Management's economic outlook and investment strategy and a discussion of the portfolio activity and the performance of the Fund. Copies of all such reports would be furnished to HL Advisors for examination and review within a reasonable time prior to the presentation of such reports to the Company's Board.

         Consistent with the terms of the Proposed Agreement, Hartford Investment Management would be permitted, in its discretion, to select broker-dealers that would execute the purchases and sales of portfolio securities for the Fund. In selecting broker-dealers, Hartford Investment Management would be required to use its best efforts to obtain the best net security price available for the Fund. Additionally, subject to and in accordance with any directions that the Board may issue from time to time, Hartford Investment Management may also be authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, if Hartford Investment Management determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker or dealer, viewed in terms of either that particular transaction or Hartford Investment Management's overall responsibilities with respect to the Fund and Hartford Investment Management's other advisory clients. Hartford Investment Management would be required to promptly communicate to the Board such information relating to portfolio transactions as it may reasonably request.

         The Proposed Agreement will not prevent Hartford Investment Management from acting as investment manager or manager for any other investment companies or other clients, whether or not the investment objectives or policies of any such other clients are similar to those of the Fund, provided that the provision of such services to those other clients would not impair Hartford Investment Management's ability to provide services to the Fund under the Proposed Agreement.

         The Proposed Agreement will provide that, as compensation for the performance of the services by Hartford Investment Management, HL Advisors shall, as promptly as possible after the last day of each calendar quarter, pay Hartford Investment Management the equivalent of all direct and indirect expenses incurred in the performance of its duties under this Proposed Agreement (indirect expenses may include the expense of various support services for Hartford Investment Management's operations, such as legal, human resources, accounts payable, employee benefits and other services). This would be Hartford Investment Management's sole compensation for sub-advisory services provided to the Fund. Hartford Investment Management would not be entitled to a fee calculated on the basis of the Fund's average daily net assets.

         Pursuant to the Proposed Agreement, Hartford Investment Management would not be liable for any loss or losses suffered by the Fund by reason of any investment made by Hartford Investment Management in the performance of its duties under the Proposed Agreement, except for those losses resulting from (i) willful misfeasance, bad faith or gross negligence on Hartford Investment Management's part in the performance of its duties or (ii) reckless disregard by Hartford Investment Management of its obligations under the Proposed Agreement.

         Subject to shareholder approval, it is expected that the Proposed Agreement will take effect on or about December 4, 2006. The Proposed Agreement will provide that it will remain in effect for its initial two-year term and will continue thereafter from year to year, if the Board or a majority of the outstanding voting securities of the Fund, in either case with the support of a majority of the Independent Directors, specifically approves its continuance at least annually. The Proposed Agreement will provide that it can be terminated at any time, without the payment of any penalty, by the Board, by a majority of the Fund's outstanding voting securities, or by HL Advisors, on sixty days' written notice to Hartford Investment Management. The Proposed Agreement will also be terminable by Hartford Investment Management on sixty days' written notice to HL Advisors, but such termination would not be effective until (i) HL Advisors shall have contracted with one or more persons to serve as a successor to Hartford Investment Management in its role as sub-adviser to the Fund and (ii) those person(s) have assumed that position. The Proposed Agreement will terminate automatically in the event of its assignment or in the event of an assignment or termination, for any reason, of the investment management agreement between HL Advisors and the Company.

         The Board of Directors re-approved the Current Agreement with Northern Capital on August 1-2, 2006. At the same time, HL Advisors recommended the engagement of Hartford Investment Management for the reasons discussed above, and the Board determined to engage Hartford Investment Management to manage the Fund's assets, subject to shareholder approval. The Board determined that it was in the best interests of the Fund and its shareholders to terminate the Current Agreement with Northern Capital contingent upon shareholder approval of the Proposed Agreement, and to recommend that the Proposed Agreement be approved by shareholders.

         The Proposed Agreement is substantially similar to the Current Agreement with Northern Capital, except with respect to: (1) the identity of the sub-adviser, (2) the sub-advisory fee schedule, (3) indemnification provisions, and (4) force majeure provisions.

         Under the Current Agreement, Northern Capital receives a sub-advisory fee based on the net assets of the Fund. Under the Proposed Agreement, Hartford Investment Management will be reimbursed for the equivalent of all direct and indirect expenses incurred in the performance of its duties under the Proposed Agreement. Hartford Investment Management will not receive any asset-based sub-advisory fee.

         Pursuant to the Proposed Agreement, Hartford Investment Management will not be liable for any loss or losses suffered by the Fund by reason of any investment made by Hartford Investment Management in the performance of its duties under the Agreement, except for those losses resulting from (i) willful misfeasance, bad faith or gross negligence on Hartford Investment Management's part in the performance of its duties or (ii) reckless disregard by Hartford Investment Management of its obligations under the Agreement. These liability provisions are similar to those in the Current Agreement, which limit liability of Northern Capital, except for losses to the Fund from gross negligence, bad faith, willful misfeasance, or reckless disregard of duties. The Current Agreement also contains indemnity provisions, which state that Northern Capital will indemnify HL Advisors for any liability and expenses as a result of gross negligence, bad faith, willful misfeasance, or reckless disregard of duties, and that HL Advisors will indemnify Northern Capital for the same. The Proposed Agreement does not contain a similar provision.

         Additionally, the Current Agreement provides that neither Northern Capital nor HL Advisors will be held responsible for non-performance of any obligation under the Current Agreement due to a reason or cause beyond its control, which includes any breakdown or failure of transmission, communication or computer facilities, postal or other strikes or similar industrial action and the failure of any relevant exchange, clearing house and/or broker for any reason to perform its obligations. In the case of the Proposed Agreement, no such force majeure provision is provided.

         The form of the Proposed Agreement is attached as Appendix A to this Proxy Statement. The above description of the terms of the Proposed Agreement is qualified in its entirety by reference to Appendix A.


            INFORMATION ABOUT HARTFORD INVESTMENT MANAGEMENT COMPANY

         Hartford Investment Management, a Delaware corporation with its main offices located at 55 Farmington Avenue, Hartford, Connecticut 06105, is a professional money management firm that provides services to investment companies, employee benefit plans, its affiliated insurance companies and other institutional accounts. Hartford Investment Management is a wholly owned subsidiary of The Hartford, which is located at Hartford Plaza, 690 Asylum Avenue, Hartford, Connecticut 06115. As of June 30, 2006, Hartford Investment Management had investment management authority over approximately $118.7 billion in assets. As of June 30, 2006, Hartford Investment Management provided sub-advisory services for 25 mutual funds advised by HL Advisors or its affiliate.

         Currently, Hartford Investment Management is primarily a fixed income manager, although it also engages in passive equity index management and asset allocation for certain Hartford-sponsored mutual funds, and in June 2006 commenced active equity management of a portion of two Hartford-sponsored mutual funds. Hartford Investment Management undertook to develop an active equity management capability in 2005, recognizing capacity constraints in various significant actively managed equity classes, which could negatively affect HL Advisors' ability to find qualified sub-advisers with sufficient capacity for the Hartford-sponsored mutual funds. After an extensive search, Hartford Investment Management hired Mark Waterhouse, who will be the portfolio manager for the Fund. Prior to joining Hartford Investment Management, Mr. Waterhouse was the Chief Investment Officer of ThinkEquity Capital LLC. Prior to joining ThinkEquity Capital LLC, Mr. Waterhouse held senior level investment positions in the hedge fund and investment management industry. From February 2001 until March 2003, Mr. Waterhouse was a Managing Director for Moore Capital Management LLC. From January 2000 through October 2000, Mr. Waterhouse was a partner and Chief Investment Officer of Thomas Weisel Asset Management. Prior to these positions, Mr. Waterhouse had responsibility for portfolio management and research at Wellington Management Company LLP and the Pioneer Group where he managed several disciplines including small capitalization, all capitalization and technology sector portfolios. Mr. Waterhouse received a B.S. in Finance from Boston College in 1984 and an M.B.A. from the Wharton School of Finance, University of Pennsylvania, in 1988.

         Hartford Investment Management and Mr. Waterhouse have assembled a team of research analysts and other investment personnel to support Hartford Investment Management's active equity management function. Hartford Investment Management will conduct its equity investment management activities by assigning sector teams. Each sector team consists of portfolio management, research, trading and risk management professionals. Sector teams have knowledge in all aspects of their market sector and are committed to traditional fundamental research and sophisticated quantitative analysis.

         During the Fund's last fiscal year, Hartford Investment Management did not receive any fees, commissions or other payments from the Fund. Appendix B to this Proxy Statement sets forth information regarding the principal executive officers and directors of Hartford Investment Management and the principal executive officers of the Company. As of August 31, 2006, Hartford Investment Management sub-advised the following investment company that has investment objectives similar to the investment objectives of the Fund:

-------------------------------------------------------------------------------------------------------------------
FUND                                    NET ASSETS                           COMPENSATION RATE(2)
-------------------------------------------------------------------------------------------------------------------
The Hartford MidCap Growth Fund         $10,369,448.40                       Cost of advisory services
-------------------------------------------------------------------------------------------------------------------

         David M. Znamierowski currently serves as President of Hartford Investment Management. Mr. Znamierowski is also the President and Chief Executive Officer of the Company and has been a director of the Company since 2005. No other officer or director of the Fund is currently an officer, employee, director or shareholder of Hartford Investment Management. Mr. Znamierowski, Thomas Marra and Lowndes

--------------------------
(2) As sub-adviser to the funds listed above, Hartford Investment Management does not receive a management fee calculated on the basis average daily net assets. Instead, Hartford Investment Management's compensation is limited to reimbursement for all direct and indirect expenses incurred in the performance of advisory services. Hartford Investment Management has not waived, reduced, or otherwise agreed to reduce its compensation for the funds listed.

Smith, the interested directors of the Fund, and each of the Fund's officers have an equity ownership interest in The Hartford, the parent company of Hartford Investment Management.


                       COMPARISON OF INVESTMENT STRATEGIES

         The Fund's current investment goal is to seek total investment returns, including capital appreciation and income, that consistently outperform the Standard & Poor's 400 MidCap Index ("S&P MidCap Index"). If the Proposal is approved, the Fund's investment goal will change to a goal of seeking long-term growth of capital. If the Proposal is approved, the Fund will continue to seek to achieve its goal by investing at least 80% of its assets in common stocks of mid-capitalization companies. The Fund currently defines mid-capitalization companies as companies that have market values between $1 billion and $12 billion. If the Proposal is approved, the Fund will define mid-capitalization companies as companies with market capitalizations within the collective range of the Russell MidCap Growth and S&P MidCap Indices. As of March 31, 2006, this range was between $453 million and $23.535 billion. Currently, the Fund measures its performance against the S&P MidCap Index. If the Proposal is approved, the Russell MidCap Growth Index will be added as an additional benchmark. Hartford Investment Management will use different strategies to achieve the Fund's goal than Northern Capital currently uses. Hartford Investment Management will emphasize stocks within the collective range of the Russell MidCap Growth and S&P MidCap Indices that exhibit superior characteristics relative to their industry sector and benchmarks. In applying this strategy, Mr. Waterhouse and his sector teams will focus on key investment themes and industry trends, as well as changes in industry fundamentals, within each sector to identify the best growth opportunities. It is anticipated that Hartford Investment Management will use "bottom-up" fundamental analysis to select the best stocks within these growth opportunities. It is also anticipated that the Fund will hold a portfolio of 60-90 stocks.

         Northern Capital seeks to provide investment returns that exceed the overall mid cap market. Northern Capital's strategy to achieve the Fund's current investment goal is to provide investment returns from a diversified portfolio of 50-60 growth stocks while incurring a minimum level of portfolio risk. Northern Capital believes investors will pay more for a company the higher the earnings growth rate and the longer growth is expected to persist. Historically, firms that maintain competitive advantages tend to exhibit above average long-term earnings growth. Therefore, Northern Capital conducts bottom-up fundamental research to identify and select growth companies that have sustainable competitive advantages. Northern Capital constructs portfolios from this select group by purchasing securities where the market price does not fully reflect the company's underlying growth prospects. Northern Capital's process is predicated on the belief that investing in this disciplined manner will produce long-term results that systematically exceed the returns for the overall mid cap market.


                        ANTICIPATED BENEFITS TO THE FUND

         If shareholders approve the Proposal, Hartford Investment Management will manage the assets of the Fund and the Current Agreement with Northern Capital will be terminated. The replacement of Northern Capital with Hartford Investment Management as sub-adviser will reduce shareholder expenses due to the implementation of a proposed new management fee schedule, which will provide for reductions in the management fees the Fund will pay at certain asset levels. The current and proposed fee schedules are set forth below under "Fees and Expenses." The proposed fee schedule is contingent upon shareholder approval of the Proposal.

         The Fund to date has not experienced significant growth in assets. HL Advisors believes that replacing Northern Capital with Hartford Investment Management will enable the Fund to gain greater acceptance among potential investors, resulting in increased opportunities for growth. To the extent that the Fund's assets grow, there may be additional opportunities for shareholders to benefit from economies of scale.

                       BOARD OF DIRECTORS' CONSIDERATIONS

         Section 15(c) of the Investment Company Act of 1940, as amended (the "1940 Act"), requires that each mutual fund's board of directors, including a majority of the Independent Directors, review and approve each new investment advisory and sub-advisory agreement.

         At a meeting held on August 1-2, 2006, the Board of Directors of the Fund, including each of the Independent Directors, voted to approve the Proposed Agreement between HL Advisors and Hartford Investment Management.

         In advance of the August meeting, the Board requested, received, and reviewed written responses from HL Advisors and Hartford Investment Management to questions posed to them on behalf of the Independent Directors and supporting materials relating to those questions and responses. The Board also received in-person presentations from HL Advisors regarding the capabilities of Hartford Investment Management's small- and mid-capitalization active equity management team and the associated benefits to the Fund and its shareholders. The Board's Investment Committee also received an in-person presentation from Mark Waterhouse, the proposed portfolio manager, about the team's capabilities and the associated benefits to shareholders at its meeting on August 1, 2006. In addition, the Board received information with respect to Hartford Investment Management in connection with the Board's consideration of Hartford Investment Management's re-approval as a sub-adviser to certain of the Company's fixed income and asset allocation funds on August 1-2, 2006, and, with respect to the proposed portfolio management team for the Fund, when Hartford Investment Management was approved as an additional sub-adviser to certain of the Company's equity funds on February 8, 2006. The Board had met with Mr. Waterhouse in connection with its consideration of those funds.

         In determining to approve the Proposed Agreement, the Board determined that the Proposed Agreement, including the appointment of Hartford Investment Management as the sub-adviser, was fair and reasonable and in the best interests of the Fund and its shareholders.

         In determining to approve the Proposed Agreement, the Board considered the following categories of material factors, among others, relating to the Proposed Agreement.

NATURE, EXTENT AND QUALITY OF SERVICES

         The Board requested and considered information and data concerning the nature, extent, and quality of the services to be provided to the Fund by Hartford Investment Management. The Board considered, among other things, the terms of the Proposed Agreement, the range of services to be provided, and Hartford Investment Management's organizational structure, systems and personnel. The Board received information on the background and experience of senior management and relevant investment and other personnel at Hartford Investment Management, and the adequacy of the time and attention that they would devote to the Fund. The Board considered Hartford Investment Management's reputation and overall financial strength, noting that Hartford Investment Management's current reputation and the Board's past experience with Hartford Investment Management was predominantly based on Hartford Investment Management's performance as a fixed income manager. The Board also noted that although Hartford Investment Management is primarily a fixed income manager, it also engages in passive equity index management and asset allocation for certain Hartford-sponsored mutual funds, and in June 2006 commenced active equity management of a portion of two Hartford-sponsored mutual funds. The Board also considered Hartford Investment Management's efforts and progress in building its active management capability.

         The Board considered the experience and reputation of equity personnel hired by Hartford Investment Management to service the Fund, and the level of support provided by the organization as a whole. The Investment Committee met with Mr. Waterhouse (the Board had previously met with Mr. Waterhouse in connection with its consideration of certain other Funds). The Board also considered HL Advisors' and Hartford Investment Management's investments in infrastructure in light of increased regulatory requirements and the needs of Hartford Investment Management's proposed active equity management function.

         The Board also requested and evaluated information concerning Hartford Investment Management's regulatory and compliance environment. The Board focused on regulatory and compliance matters particular to the management of equity securities as opposed to fixed income securities. In this regard, the Board requested and reviewed information on Hartford Investment Management's compliance policies and procedures, compliance history, and reports from the Fund's Chief Compliance Officer on Hartford Investment Management's compliance with applicable laws and regulations, including its responses to regulatory developments and compliance issues raised by regulators. The Board also noted HL Advisors' and Hartford Investment Management's support of the Company's compliance control structure, particularly the resources devoted by HL Advisors and Hartford Investment Management in support of the Company's obligations pursuant to Rule 38a-1 under the 1940 Act.

         With respect to the day-to-day portfolio management services to be provided by Hartford Investment Management, the Board considered the quality of Hartford Investment Management's investment personnel (including its ability to attract and retain qualified investment professionals); its investment philosophy and process (and adherence to that philosophy and process); and its investment research capabilities and resources, performance record, and trade execution capabilities and experience. The Board noted the quality of the presentations to and communications with the Board and the Investment Committee, and responsiveness to inquiries, of Hartford Investment Management. The Board recognized that HL Advisors is responsible for the overall management of the Fund, provides investment advisory services in connection with selecting, monitoring and supervising the Fund's sub-advisers, and had recommended to the Board that Hartford Investment Management be appointed as a sub-adviser to the Fund.

         In considering this information, the Board evaluated not only the information presented to the Board and the Investment Committee in connection with its consideration of the Proposed Agreement, but also the Board's experience through past interactions with HL Advisors and Hartford Investment Management. Based on these considerations, the Board concluded that it was satisfied with the nature, extent and quality of the services to be provided to the Fund by HL Advisors and Hartford Investment Management.

PERFORMANCE

         The Board considered the investment performance of the Fund as managed by Northern Capital. In this regard, the Board considered information and materials provided to the Board comparing the Fund's investment performance with appropriate benchmark indices, and with a performance universe of funds selected by Lipper, Inc., an independent provider of investment company data ("Lipper"). This data demonstrated that the Fund's three-year and one-year returns as of June 30, 2006 fell below its benchmarks and in the 4th quintile of its peer group (Northern Capital commenced management of the Fund on October 4, 2004), and that performance under Northern Capital had been below expectations for some time.

         As Hartford Investment Management does not have a performance track record for active equity management, HL Advisors and Hartford Investment Management presented information regarding the performance record of Mr. Waterhouse. The Board reviewed materials that compared the performance of funds previously managed by Mr. Waterhouse to the performance of appropriate benchmarks and other matrices as well as to a universe of funds selected by Lipper. This information consisted of Mr. Waterhouse's track record in managing small capitalization growth, multi capitalization core, and large capitalization growth funds at various points during the period from June 30, 1994 through December 31, 1999.

         In addition, HL Advisors and Hartford Investment Management provided information about the broad range of Mr. Waterhouse's and his team's recent investment experience and about their investment philosophy and process. The Investment Committee also had extensive in person discussions with Mr. Waterhouse about his investment philosophy, process, and experience.

         The Board considered HL Advisors' representations and judgment that although Mr. Waterhouse had not previously managed a mid cap growth fund prior to his recent management of The Hartford MidCap Growth Fund, his experience in managing portfolios with small cap and multi cap core mandates demonstrate his ability to manage assets in the mid cap growth mandate. In particular, the Board and Investment Committee noted that Mr. Waterhouse has had success in managing funds with differing characteristics; his approach in managing the Fund will be the same approach he utilized previously; and he will benefit from the resources that Hartford Investment Management has made available to him.

         Based on these considerations, the Board concluded that, while there could be no guarantee of future results, the Board was satisfied that Hartford Investment Management has the capability of providing satisfactory investment performance for the Fund.

COSTS OF THE SERVICES AND PROFITABILITY OF HL ADVISORS AND HARTFORD INVESTMENT MANAGEMENT

         The Board reviewed information regarding HL Advisors' and Hartford Investment Management's costs to provide investment management and related services to the Fund and the profitability to them from managing the Fund. The Board considered information related to both HL Advisors and Hartford Investment Management because it was proposed that Hartford Investment Management be reimbursed for its costs rather than receive a set fee, with the result that any profitability from managing the Fund would be realized only with respect to HL Advisors. The Board also had information about the profitability to HL Advisors and its affiliates from all services provided to the Fund and all aspects of its relationships with the Fund.

         The Board reviewed with HL Advisors the assumptions and allocation methods used in preparing the cost and profitability data provided to the Board. The Board recognized that allocation methods are inherently subjective, and different methods may be reasonable although they lead to different results. The Board noted the difficulty in obtaining reliable comparative data about adviser profitability, since such information is not generally publicly available and is impacted by numerous factors, including the structure of an adviser's organization, the types of funds it manages, and the adviser's capital structure and costs of capital. The Board considered HL Advisors' expected profitability from managing the Fund as compared to HL Advisors' profitability from managing other funds. In particular, the Board considered management's representations that profitability would be decreased substantially in the near term. In addition, the Board considered the profitability of HL Advisors' relationship with the Fund on a pre-tax basis without regard to distribution expenses.

         Based on these considerations, the Board concluded that the profits anticipated to be realized by HL Advisors, Hartford Investment Management and their affiliates from their relationships with the Fund would not be excessive.

COMPARISON OF FEES AND SERVICES PROVIDED BY HL ADVISORS AND HARTFORD INVESTMENT MANAGEMENT

         The Board considered comparative information with respect to the investment management fees to be paid by the Fund to HL Advisors and its affiliates. In this regard, the Board received information from

HL Advisors and Hartford Investment Management relating to the management fees, sub-advisory fees, and total operating expenses for the Fund. HL Advisors also referenced information comparing the Fund's management fees and total expense ratio relative to those of an applicable peer group of funds identified by Lipper. The Board considered management's representations that the proposed management fee is below the median and average fee for the Fund's peer group at all asset levels. While the Board recognized that comparisons between the Fund and peer funds are imprecise, given the differing service levels and characteristics of mutual funds, and the different business models and cost structures of advisers, the comparative information assisted the Board in evaluating the reasonableness of the Fund's management advisory and sub-advisory fees.

         In considering the reasonableness of the Fund's fees and total expense ratios, the Board considered that the overall management fee for the Fund would be reduced under the Proposal at certain asset levels, as described in these proxy materials under the caption "Fees and Expenses." The Board noted that because HL Advisors is responsible for paying the sub-advisory fee to Hartford Investment Management, approval of the Proposal would not increase Fund expenses and was anticipated to decrease Fund expenses.

         Based on these considerations, and after taking into account the fee arrangement described above, the Board concluded that the comparative information reviewed indicates that the Fund's management fee and sub-advisory fee and total operating expenses are within a range that is competitive and, in conjunction with the information about quality of services, profitability, economies of scale, and other matters discussed, supports the conclusion that these fees and expenses are reasonable.

ECONOMIES OF SCALE

         The Board considered the extent to which economies of scale would be realized as the Fund grows and whether the fee levels reflect these economies of scale for the benefit of the Fund's investors.

         The Board reviewed the breakpoints in the management fee schedule, which reduce fees as Fund assets grow over time. These breakpoints provide economies of scale to the Fund and its shareholders in that, as the Fund grows, its effective management fee rate declines. The Board recognized that the Fund would continue to benefit from economies of scale because additional assets are charged the lowest breakpoint fee, resulting in a lower overall effective management fee rate. The Board considered that the Fund may achieve some economies as certain fixed expenses are spread over a larger asset base, noting that there is no precise way to measure such economies, and that certain expenses do not necessarily decrease as assets increase. The Board considered management's representation that there was no reasonable expectation of significant growth of assets absent the proposed change, and that the replacement of Northern Capital with Hartford Investment Management would enable the Fund to gain greater acceptance among potential investors, resulting in increased opportunities for growth. The Board noted that increasing assets would increase the likelihood that shareholders would benefit from the breakpoints in the management fee schedule.

         The Board received information regarding HL Advisors' and Hartford Investment Management's realization of economies of scale with respect to the Fund. The Board considered representations from HL Advisors that the initial start-up costs Hartford Investment Management would incur in building its equity management capability relating to the Fund would be high relative to the small amount of assets under management. However, the Board considered that HL Advisors and Hartford Investment Management were likely to realize substantial economies of scale over time as Hartford Investment Management's equity assets under management increased, which the Board would consider in determining whether to renew the agreement on an annual basis.

         After considering all of the information available to it, the Board concluded that it was satisfied with the extent to which economies of scale would be shared for the benefit of the Fund's investors, based on currently available information and the effective advisory fees and expense ratios for the Fund at its current and reasonably anticipated asset levels. The Board noted, however, that it would continue to monitor future growth in Fund assets and the appropriateness of additional breakpoints.

OTHER BENEFITS

         The Board considered information regarding other benefits to HL Advisors, Hartford Investment Management and their affiliates from their relationships with the Fund. The Board considered Hartford Investment Management's statements that Hartford Investment Management was undertaking a review of its soft dollar practices in light of the recent addition of equity management capability, but that it had determined that at present Hartford Investment Management will utilize soft dollars to obtain only: (i) brokerage services; (ii) research created and provided by a broker-dealer involved in effecting a trade (i.e., research provided by a full service broker-dealer, or provided by a broker-dealer to which a portion of a trade is directed for the purpose of obtaining access to the research, in either case on a bundled basis); and (iii) access to management personnel. The Board considered Hartford Investment Management's representations that Hartford Investment Management will not at present utilize soft dollars to obtain research from parties who have no role in effecting a trade, although Hartford Investment Management's practices could change in the future. The Board considered that these soft dollar practices would benefit Hartford Investment Management by providing it with research that could be utilized with its other active equity clients. The Board also considered that the following companies, which are affiliates of Hartford Investment Management, provide services to the Fund and receive compensation from the Fund:

     o Hartford Life Insurance Company provides administrative and fund accounting services to the Fund and receives administrative and fund accounting fees.

     o The Fund currently pays the cost of certain legal services in support of the Fund provided by personnel of Hartford Life Insurance Company, but such cost will be absorbed by Hartford Life Insurance Company as of January 1, 2007.

     o Hartford Investor Services Company, LLC, the Fund's transfer and dividend disbursing agent is reimbursed for out-of-pocket expenses and other costs associated with the services it provides.

     o Hartford Administrative Services Company, the Fund's sub-transfer agent, receives transfer agency compensation from the Fund.

                                    * * * * *

         Based upon its review of these various factors, among others, the Board concluded that it is in the best interests of the Fund and its shareholders to approve the Proposed Agreement with Hartford Investment Management. In reaching this decision, the Board did not assign relative weights to the factors discussed above or deem any one or group of them to be controlling in and of themselves. In connection with their deliberations, the Independent Directors met with independent legal counsel to review the relevant materials and consider their responsibilities under relevant laws and regulations.


                                  REQUIRED VOTE

         Approval of the Proposed Agreement by the Fund's shareholders requires an affirmative vote of the lesser of (i) 67% or more of the Fund's shares present at the Meeting, if more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (ii) more than 50% of the outstanding shares of the Fund. Unless otherwise instructed, the proxies will vote properly executed proxy cards and voting instruction cards FOR the approval of the Proposal.

         THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL.


                                  OTHER MATTERS

         Management does not intend to present any business to the Meeting not mentioned in this Proxy Statement and currently knows of no other business to be presented. If any other matters are brought before the Meeting, the persons named as proxies will vote on such matters in accordance with their judgment of the best interests of the Company.


                                BENEFICIAL OWNERS

         As of August 31, 2006, all directors and officers as a group owned less than 1% of the outstanding shares of each class of the Fund's shares. As of August 31, 2006, to the knowledge of the Company, no person owned beneficially more than 5% of the outstanding shares of any class of shares of the Fund, except as listed in Appendix C.

         As of August 31, 2006, none of the Independent Directors (or their immediate family members) had share ownership in securities of the Company's investment manager or principal underwriter or in an entity controlling, controlled by or under common control with the investment manager or principal underwriter (not including registered investment companies).


                                FEES AND EXPENSES

         The Fund pays HL Advisors an investment advisory fee at the following annual rates (calculated as a percentage of the Fund's average daily net assets):

         AVERAGE DAILY NET ASSETS                   ANNUAL RATE*
         ------------------------                   -----------
         First $100 million                             0.90%
         Next $150 million                              0.85%
         Amount over $250 million                       0.80%



         * HL Advisors has voluntarily agreed to waive 0.20% of its management fees until December 31, 2007.

         If the Proposal is approved, the Fund will pay HL Advisors an investment advisory fee at the following annual rates (calculated as a percentage of the Fund's average daily net assets):

         AVERAGE DAILY NET ASSETS                   ANNUAL RATE*
         ------------------------                   -----------
         First $500 million                             0.80%
         Next $500 million                              0.75%
         Over $1 billion                                0.70%

         * HL Advisors has voluntarily agreed to waive 0.20% of its management fees until December 31, 2007.

         For the period ended December 31, 2005, amounts owed by the Fund to HL Advisors for advisory services totaled $503,175 in gross fees, with a $112,176 fee waiver resulting in $390,999 of net fees paid by the Fund.

         HL Advisors, not the Fund, pays the sub-advisory fee to the sub-adviser. The current sub-advisory fee rate paid by HL Advisors to Northern Capital is as follows:

         AVERAGE DAILY NET ASSETS                  ANNUAL RATE
         -------------------------                 -----------
         First $50 million                            0.40%
         Next $100 million                            0.30%
         Next $350 million                            0.25%
         Amount over $500 million                     0.20%

         For the period ended December 31, 2005, the aggregate sub-advisory fees paid or owed to Northern Capital by HL Advisors for the Fund totaled $217,572.

         As of August 31, 2006, net assets in the Fund were 50,856,781.72.

         HL Advisors will pay all expenses relating to this Notice and Proxy Statement and the Meeting, including the printing, mailing, solicitation and vote tabulation expenses and out-of-pocket expenses.

         The companies listed below, which are affiliates of Hartford Investment Management, provide services to the Fund, and will continue to do so whether or not Fund shareholders approve the Proposed Agreement with Hartford Investment Management.

         HL Advisors provides investment advisory services to the Fund. For the fiscal year ended December 31, 2005, the Fund paid HL Advisors $503,175. Hartford Life provides administrative services to the Fund. The management fee paid by the Fund to HL Advisors covers, in addition to investment advisory services, certain administrative services provided by Hartford Life.

         Hartford Life also provides fund accounting services to the Fund. For the fiscal year ended December 31, 2005, the Fund paid no reimbursement or compensation to Hartford Life for fund accounting services.

         In addition, the Fund pays the cost of certain legal services in support of the Fund provided by personnel of Hartford Life. For the fiscal year ended December 31, 2005, the Fund paid Hartford Life a total of $277 for such services.

         Hartford Securities Distribution Company, Inc ("HSD") serves as the Fund's principal underwriter. As underwriter, HSD is responsible for the sale and distribution of Fund shares. For the fiscal year ended December 31, 2005, the Fund paid no reimbursement or compensation to HSD.

         Hartford Investor Services Company, LLC ("HISC") serves as transfer and dividend disbursing agent for the Fund. HISC issues and redeems shares of the Fund and disburses any dividends declared by the Fund. For its services, HISC is entitled to be reimbursed for out-of-pocket expenses and other costs associated with the services it provides to the Fund, including costs invoiced by sub-contractors. HISC has entered into an agreement with Hartford Administrative Services Company ("HASCO"), whereby HASCO performs certain sub-transfer agency services, including acting as dividend disbursement agent, in connection with investments in the Fund by qualified retirement plans.

         For the fiscal year ended December 31, 2005, the Fund paid HISC a total of $0, which HISC in turn paid HASCO for sub-transfer agency services provided to the Fund.

                              SHAREHOLDER MAILINGS

         A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT, MOST RECENT SUCCEEDING SEMI-ANNUAL REPORT, PROSPECTUS, AND PROXY, ARE AVAILABLE UPON REQUEST AND WITHOUT CHARGE.

         If you would like to view a copy on the Internet, for variable life and annuity owners, please go to www.hartfordinvestor.com (see "Your Vote Counts! Get Your 2006 Proxy Information" under "Points of Interest. Alternatively, if you would like to receive a copy, please contact the Fund at 200 Hopmeadow Street, Simsbury, Connecticut 06089, or call 1-800-800-2000, if you are a Union-Securities variable life insurance policy owner; or 1-877-836-5854, if you are a representative of a qualified retirement plan that is not administered by Hartford; and a copy will be sent, without charge, by first class mail within three business days of your request.


                              SHAREHOLDER PROPOSALS

         The Fund is not required to hold annual meetings of shareholders and currently does not intend to hold such meetings, unless shareholder action is required in accordance with the 1940 Act. To be considered for inclusion in the proxy statement at any subsequent meeting of shareholders, a shareholder proposal must be submitted to the Fund at the address above at a reasonable time before the proxy statement for that meeting is mailed. Whether a proposal is included in the proxy statement will be determined in accordance with applicable federal and state laws. The timely submission of a proposal does not guarantee its inclusion.

                                            By order of the Board of Directors,

                                            /s/ Edward P. Macdonald


                                            Edward P. Macdonald
                                            Secretary

[October 2], 2006

                                                                      APPENDIX A


                    FORM OF INVESTMENT SUB-ADVISORY AGREEMENT


         This Amended and Restated Investment Services Agreement ("Agreement") made by and between HL Investment Advisors, LLC, a Connecticut limited liability company ("HL Advisors") and Hartford Investment Management Company, a Delaware corporation ("Hartford Investment Management").

         WHEREAS, HL Advisors has entered into an agreement for the provision of investment management services (the "Principal Advisory Contract") to the Hartford HLS Series Fund II, Inc. (the "Company"), and,

         WHEREAS, HL Advisors wishes to engage Hartford Investment Management to provide investment management services to each series of shares of the Company listed on Attachment A (each a "Portfolio" and together the "Portfolios"), and

         WHEREAS, Hartford Investment Management is willing to perform such services on behalf of each Portfolio upon the terms and conditions and for the compensation hereinafter set forth.

         NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the parties hereto agree as follows:

1. HL Advisors hereby employs Hartford Investment Management to provide investment management services with respect to the assets of the Portfolio and to perform the services hereinafter set forth subject to the terms and conditions of the investment objectives, policies and restrictions of the Portfolio, and Hartford Investment Management hereby accepts such employment and agrees during such period to assume the obligations herein set forth for the compensation herein provided.

2. Hartford Investment Management shall evaluate and implement an investment program appropriate for the Portfolio which shall be amended and updated from time to time as financial and other economic conditions change as determined by HL Advisors and Hartford Investment Management.

3. Hartford Investment Management, in consultation with HL Advisors when appropriate, will make all determinations with respect to the investment of the assets of the Portfolio and the purchase or sale of portfolio securities, and shall take such steps as may be necessary to implement the same. Such determinations and services shall include advising the Company's Board of Directors of the manner in which voting rights, rights to consent to corporate action, and any other non-investment decisions pertaining to the Portfolio's securities should be exercised.

4. Hartford Investment Management will regularly furnish reports with respect to the Portfolio at periodic meetings of the Company's Board of Directors and at such other times as may be reasonably requested by the Company's Board of Directors, which reports shall include Hartford Investment Management's economic outlook and investment strategy and a discussion of the portfolio activity and the performance of the Portfolio since the last report. Copies of all such reports shall be furnished to HL Advisors for examination and review within a reasonable time prior to the presentation of such reports to the Company's Board of Directors.

5. Hartford Investment Management shall manage the Portfolio in conformity with the Company's Articles of Incorporation and By-laws, each as amended from time to time, and the Investment Company Act of 1940, as amended, other applicable laws, and to the investment objectives, policies and restrictions of the Portfolio as set forth in the Portfolio's prospectus and statement of additional information, or any investment guidelines or other instructions received in writing from HL Advisors, and subject further to such policies and instructions as the Company's Board of Directors may from time to time establish and deliver to Hartford Investment Management.

6. Hartford Investment Management will select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Portfolio and place, in the name of the Portfolio or its nominees, all such orders. When placing such orders, Hartford Investment Management shall use its best efforts to obtain the best net security price available for the Portfolio. Subject to and in accordance with any directions that the Board of Directors may issue from time to time, Hartford Investment Management may also be authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, if Hartford Investment Management determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage or research services provided by such broker or dealer, viewed in terms of either that particular transaction or Hartford Investment Management's overall responsibilities with respect to the Portfolio and Hartford Investment Management's other advisory clients. The execution of such transactions shall not be deemed to represent an unlawful act or breach of any duty created by this Agreement or otherwise. Hartford Investment Management will promptly communicate to the Board of Directors such information relating to portfolio transactions as they may reasonably request.

7. As compensation for the performance of the services by Hartford Investment Management hereunder, HL Advisors shall, as promptly as possible after the last day of each calendar year quarter, pay Hartford Investment Management the equivalent of all direct and indirect expenses incurred in the performance of its duties under this Agreement.

8. Hartford Investment Management shall not be liable for any loss or losses sustained by reason of any investment including the purchase, holding or sale of any security as long as Hartford Investment Management shall have acted in good faith and with due care; provided, however, that no provision in this Agreement shall be deemed to protect Hartford Investment Management against any liability to the Company or its shareholders by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

9.       (a)      This Amended and Restated Investment Services Agreement shall be effective on April 30, 2002. This Agreement shall continue in effect for the same term as the Principal Advisory Contract and shall be submitted to the Company's Board of Directors for reapproval at the same time as the Principal Advisory Contract. This Agreement, unless sooner terminated in accordance with 9(b) below, shall continue in effect from year to year thereafter provided that its continuance is specifically approved at least annually (1) by a vote of the majority of the members of the Board of Directors of the Company or by a vote of a majority of the outstanding voting securities of the Portfolio, and (2) in either event, by the vote of a majority of the members of the Company's Board of Directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on this Agreement.

         (b) This Agreement (1) may be terminated with respect to the Portfolio at any time without the payment of any penalty either by vote of the members of the Board of Directors of the Company or by a vote of a majority of the Portfolio's outstanding voting securities, or by HL Advisors on sixty days' prior written notice to Hartford Investment Management, (2) shall immediately terminate in the event of its assignment, (3) may be terminated by Hartford Investment Management on sixty days' prior written notice to HL Advisors, but such termination will not be effective until HL Advisors shall have contracted with one or more persons to serve as a successor to Hartford Investment Management for the Portfolio (or HL Advisors or an affiliate of HL Advisors agrees to manage the Portfolio) and such person(s) shall have assumed such position, and (4) will terminate automatically upon termination of the investment management agreement between HL Advisors and the Company.

         (c) As used in this Agreement, the terms "assignment," "interested parties" and "vote of a majority of the Company's outstanding voting securities" shall have the meanings set forth for such terms in the Investment Company Act of 1940, as amended.

         (d) Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party or parties at the current office address provided by each party.

10. Nothing in this Agreement shall limit or restrict the right of any partner, officer, or employee of Hartford Investment Management to engage in any business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, nor to limit or restrict the right of Hartford Investment Management to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

11. It is the intention of the parties hereto that by this Agreement Hartford Investment Management shall provide HL Advisors with such investment management and advisory services as may be required by HL Advisors in managing and advising the Portfolio pursuant to the terms of the Principal Advisory Contract. No provision of this Agreement shall be construed or interpreted to grant Hartford Investment Management any right or authority not granted to HL Advisors under the Principal Advisory Contract, or to impose on Hartford Investment Management any duty or obligation not otherwise imposed on HL Advisors under the Principal Advisory Contract.

12. HL Advisors agrees that neither it nor any affiliate of HL Advisors will use Hartford Investment Management's name or refer to Hartford Investment Management or Hartford Investment Management's clients in marketing and promotional materials without prior notification to and authorization by Hartford Investment Management, such authorization not to be unreasonably withheld.

13. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

14. The amendment of this Agreement for the sole purpose of adding one or more Portfolios shall not be deemed an amendment affecting an already existing Portfolio and requiring the approval of shareholders of that Portfolio.

15. To the extent that federal securities laws do not apply, this Agreement and all performance hereunder shall be governed by the laws of the State of Connecticut which apply to contracts made and to be performed in the State of Connecticut.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the 30th day of April, 2002.

                                   HL INVESTMENT ADVISORS, LLC

                                   By: _____________________________
                                   Name:
                                   Title:


                                   HARTFORD INVESTMENT
                                   MANAGEMENT COMPANY


                                   By: _____________________________
                                   Name:
                                   Title:

             FORM OF AMENDMENT TO INVESTMENT SUB-ADVISORY AGREEMENT

         Pursuant to the Investment Services Agreement between HL Investment Advisors, LLC, and Hartford Investment Management Company dated April 30, 2002 (the "Agreement"), the following fund is hereby included in the Agreement as a Portfolio.

     o   Hartford MidCap Stock HLS Fund

         All provisions in the Agreement shall apply to the management of the new Portfolio.

         This amended Agreement is effective for a period of two years from the date hereof and shall continue in effect thereafter in accordance with the provisions of Section 9 of the Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed on __ day of _____, 2006.

                                               HL INVESTMENT ADVISORS, LLC

                                               By: ___________________________
                                               Name:
                                               Title:

                                               HARTFORD INVESTMENT
                                               MANAGEMENT COMPANY


                                               By: ___________________________
                                               Name:
                                               Title:

                                                                      APPENDIX B

                 PRINCIPAL EXECUTIVE OFFICERS AND DIRECTORS OF
                     HARTFORD INVESTMENT MANAGEMENT COMPANY

        NAME                 POSITION AND PRINCIPAL                ADDRESS
                                  OCCUPATION

David M. Znamierowski    President and Director             55 Farmington Avenue
                                                            Hartford, CT 06105

Kevin M. Scarrozzo       Executive Vice President and       55 Farmington Avenue
                         Chief Financial Officer            Hartford, CT 06105

Edmund V. Mahoney        Senior Vice President and Chief    55 Farmington Avenue
                         Compliance Officer                 Hartford, CT 06105

Leonard J. Saltiel       Chief Operating Officer, Managing  55 Farmington Avenue
                         Director and Director              Hartford, CT 06105

M. Timothy Corbett       Managing Director and Director     55 Farmington Avenue
                                                            Hartford, CT 06105

William H. Davison, Jr.  Managing Director and Director     55 Farmington Avenue
                                                            Hartford, CT 06105

Andrew W. Kohnke         Managing Director                  55 Farmington Avenue
                                                            Hartford, CT 06105

Nasri A. Toutoungi       Managing Director                  55 Farmington Avenue
                                                            Hartford, CT 06105

Michael J. Bacevich      Managing Director                  55 Farmington Avenue
                                                            Hartford, CT 06105

William P. Meaney        Managing Director                  55 Farmington Avenue
                                                            Hartford, CT 06105

David N. Levenson        Managing Director                  55 Farmington Avenue
                                                            Hartford, CT 06105

Ronald A. Mendel         Managing Director                  55 Farmington Avenue
                                                            Hartford, CT 06105

Walter F. Garger         Secretary and Chief Legal          55 Farmington Avenue
                         Officer                            Hartford, CT 06105

PRINCIPAL EXECUTIVE OFFICERS OF HARTFORD HLS SERIES FUND II, INC.

        NAME               POSITION AND PRINCIPAL              ADDRESS
                                OCCUPATION

David M. Znamierowski  President, Chief Executive      c/o Hartford Mutual Funds
                       Officer  and Director           P.O. Box 2999
                                                       Hartford, CT 06104-2999
Tamara L. Fagely       Vice President, Controller and  c/o Hartford Mutual Funds
                       Treasurer                       500 Bielenberg Drive
                                                       Woodbury, MN 55125
Thomas D. Jones III    Vice President and Chief        c/o Hartford Mutual Funds
                       Compliance  Officer             P.O. Box 2999
                                                       Hartford, CT 06104-2999
Edward P. Macdonald    Vice President , Secretary and  c/o Hartford Mutual Funds
                       Chief Legal Officer             P.O. Box 2999
                                                       Hartford, CT 06104-2999

                                                                      APPENDIX C


             5% BENEFICIAL OWNERS OF FUND SHARES AS AUGUST 31, 2006

         As of August 31, 2006, Hartford Life Insurance Company (or its affiliates) beneficially owned the percentages of outstanding shares of the Fund indicated below (such shares are held for the benefit of contract holders and policy owners):

                         Hartford MidCap Stock HLS Fund

 NAME AND ADDRESS OF BENEFICIAL    AMOUNT AND NATURE OF BENEFICIAL   PERCENTAGE OF SHARES OWNED
             OWNER*                          OWNERSHIP
Union Security Insurance Company   4,432,687.53                      100%
P.O. Box 64272
St. Paul, MN 55164

* The entity set forth in this column is the shareholder of record and may be deemed to be the beneficial owner of certain of the shares listed for certain purposes under the securities laws, although the entity generally does not have an economic interest in these shares and would ordinarily disclaim any beneficial ownership therein.

                              [FORM OF PROXY CARD]

                     EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

                        PLEASE SIGN, DATE AND RETURN YOUR
                                   PROXY TODAY


[HARTFORD MIDCAP STOCK HLS FUND
C/O PROXY TABULATOR
P.O. BOX 9112
FARMINGDALE, NY 11735]

            VOTING BY TELEPHONE. Call toll-free [1-888-221-0697] and follow the recorded instructions.
            VOTING BY INTERNET. Log on to [www.proxyweb.com] and follow the on-screen instructions.
            VOTING BY MAIL. Complete and return your proxy card in the addressed envelope.

            If you vote by telephone or Internet, you do not need to mail your proxy.


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HARTFORD
      HLS SERIES FUND II, INC. ON BEHALF OF HARTFORD MIDCAP STOCK HLS FUND


     PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 16, 2006

The undersigned appoints Tamara Fagely, Edward Macdonald and Michael Phillips or each of them separately with power to act without the other and with the right of substitution in each, the proxies of the undersigned (the "Proxies"), to vote, as designated herein, all shares of Hartford MidCap Stock HLS Fund (the "Fund") held by the undersigned on September 8, 2006, at a Special Meeting of Shareholders (the "Meeting"), to be held at the offices of HL Investment Advisors, LLC, 200 Hopmeadow Street, Simsbury, Connecticut, on November 16, 2006 at 10 a.m. Eastern Time, and at any adjournments or postponements thereof, upon the matters on the reverse as set forth in the Notice of Special Meeting of Shareholders and Proxy Statement, with all powers the undersigned would possess if present in person.

By executing this proxy, the undersigned revokes all previous proxies with respect to the Meeting and acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement. This proxy may be revoked at any time before it is exercised by giving written notice of revocation to the Secretary of the Fund or by executing a superceding proxy.


                                  Date _______________________



                                  ______________________________________________
                                  Signature(s)              (PLEASE SIGN IN BOX)

                                  Please sign exactly as name appears to the left. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If signing for a corporation, please sign in full corporate name by authorized person. If signing for a partnership, please sign in partnership name by authorized person.

THIS PROXY WILL BE VOTED AS INSTRUCTED ON THE MATTER SET FORTH BELOW. IT IS UNDERSTOOD THAT IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" SUCH MATTER.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS OF THE MEETING. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS, SIMPLY SIGN AND DATE THIS PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED.

PLEASE FILL IN BOX(ES) AS SHOWN USING BLACK OR BLUE INK OR NUMBER 2 PENCIL. [ ] PLEASE DO NOT USE FINE POINT PENS.

[ ]          [ ]           [ ]      PROPOSAL TO APPROVE A SUB-ADVISORY AGREEMENT
FOR        AGAINST       ABSTAIN    WITH HARTFORD INVESTMENT MANAGEMENT COMPANY.


            PLEASE VOTE, SIGN, DATE AND PROMPLY RETURN YOUR PROXY IN
                       THE ENCLOSED ENVELOPE. THANK YOU!

                        [FORM OF VOTING INSTRUCTION CARD]

                    EVERY CONTRACT OWNER'S VOTE IS IMPORTANT!

                        PLEASE SIGN, DATE AND RETURN YOUR
                            VOTING INSTRUCTIONS TODAY


[HARTFORD MIDCAP STOCK HLS FUND
C/O PROXY TABULATOR
P.O. BOX 9112
FARMINGDALE, NY 11735]

         VOTING BY TELEPHONE. Call toll-free [1-888-221-0697] and follow the recorded instructions.
         VOTING BY INTERNET. Log on to [www.proxyweb.com] and follow the on-screen instructions.
         VOTING BY MAIL. Complete and return your voting instruction card in the addressed envelope.


              THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF
                       THE INSURANCE COMPANY LISTED BELOW

              VOTING INSTRUCTIONS FOR SPECIAL SHAREHOLDERS MEETING
                         TO BE HELD ON NOVEMBER 16, 2006

[INSURANCE NAME]
HARTFORD MIDCAP STOCK HLS FUND

The undersigned is the owner of a variable annuity or variable insurance contract issued by the above-referenced Insurance Company. (The issuer of such contract being referred to herein as the "Issuer.") The undersigned hereby instructs the Issuer to represent and vote, as designated herein, the number of shares of Hartford MidCap Stock HLS Fund (the "Fund") represented by the number of votes attributable to the undersigned's variable annuity contract or variable insurance contract as of September 8, 2006 at a Special Meeting of Shareholders (the "Meeting") to be held at the offices of HL Investment Advisors, LLC, 200 Hopmeadow Street, Simsbury, Connecticut, on November 16, 2006 at 10 a.m. Eastern Time, and at any adjournments or postponements thereof, upon the matter on the reverse side as set forth in the Notice of Special Meeting of Shareholders and Proxy Statement.

By executing these voting instructions, the undersigned revokes all previous voting instructions with respect to the Meeting and acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement.

In its discretion, the Issuer is authorized to vote upon such other business as may properly come before the Meeting and any adjournments or postponements of the Meeting unless otherwise prohibited by the undersigned. Contract and policy owners wishing to vote in accordance with the Board of Directors' recommendation need only sign and date this voting instruction form and return it in the envelope provided.

                                   Date _______________________



                                  ______________________________________________
                                  Signature(s)              (PLEASE SIGN IN BOX)

                                  Please sign exactly as name appears to the left. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If signing for a corporation, please sign in full corporate name by authorized person. If signing for a partnership, please sign in partnership name by authorized person.

                            (Please see reverse side)

                    EVERY CONTRACT OWNER'S VOTE IS IMPORTANT!

                        PLEASE SIGN, DATE AND RETURN YOUR
                            VOTING INSTRUCTIONS TODAY





THESE VOTING INSTRUCTIONS WILL BE VOTED AS INSTRUCTED ON THE MATTER SET FORTH BELOW. IT IS UNDERSTOOD THAT IF NO CHOICE IS SPECIFIED, THESE VOTING INSTRUCTIONS WILL BE VOTED "FOR" SUCH MATTER. UPON ALL OTHER MATTERS, ISSUER SHALL VOTE ACCORDING TO ITS BEST JUDGMENT.


VOTES OF CONTRACT AND POLICY OWNERS FOR WHICH NO VOTING INSTRUCTIONS ARE RECEIVED WILL BE VOTED IN THE SAME PROPORTION AS THE VOTES OF CONTRACT AND POLICY OWNERS FOR WHICH VOTING INSTRUCTIONS ARE RECEIVED.

PLEASE FILL IN BOX(ES) AS SHOWN USING BLACK OR BLUE INK OR NUMBER 2 PENCIL. [ ] PLEASE DO NOT USE FINE POINT PENS.


[ ]         [ ]           [ ]       PROPOSAL TO APPROVE A SUB-ADVISORY AGREEMENT
FOR       AGAINST       ABSTAIN     WITH HARTFORD INVESTMENT MANAGEMENT COMPANY.



 PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN YOUR VOTING INSTRUCTIONS
                           IN THE ENCLOSED ENVELOPE.
                                   THANK YOU!